News Release

FREYR Battery Reports Third Quarter 2023 Results

New York, Oslo, and Luxembourg, November 9, 2023, FREYR Battery (NYSE: FREY) (“FREYR” or the “Company”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the third quarter of 2023.
Highlights of the Third Quarter 2023 and Subsequent Events:
•Following operations updates published on September 6, 2023 and October 4, 2023 highlighting the achievements of interim technical milestones, the timeline for completing the highly complex commissioning of the Casting and Unit Cell Assembly equipment at the Customer Qualification Plant (“CQP”) has moved beyond 4Q 2023. FREYR has implemented a plan intended to prevent further delays, which includes enhanced involvement of technology and battery subject matter experts, increased coordination and day-to-day involvement with vendors and partners, and the formation of a Technology Advisory Board consisting of subject matter experts. FREYR will continue to provide updates on the Company’s progress at the CQP as commissioning and testing activity continues.
•FREYR is positioning the Company for the current capital markets environment by prioritizing balance sheet strength, liquidity runway, and strategic agility tied to real options. Having ended 3Q 2023 with $328 million of cash and no debt, the Company expects to exit 2023 with cash of approximately $250 million after satisfying its remaining commitments and fourth quarter overhead. FREYR has begun to implement cost rationalization initiatives, which include rightsizing the organization, which are expected to result in total 2024 cash uses of less than half that of 2023, aligned with our strategic priorities, equating to a cash runway of two-plus years.
•FREYR has elected to minimize Giga Arctic spending in 2024. The decision to minimize spending is intended to allow for continued technology development at the CQP while FREYR continues to work with stakeholders in Norway and Europe to establish competitive regulatory framework conditions for scaling battery manufacturing. Norway and Europe have yet to offer a competitive response to the U.S. Inflation Reduction Act (“IRA”) or similar incentives from Canada. Accordingly, FREYR plans to minimize spending on the project in 2024, secure the asset with the remaining committed capital spending, and continue to work with stakeholders in Norway and Europe to develop a mutually attractive policy solution.
•FREYR is continuing to engage with potential financial sponsors and strategic partners about the Giga America project-level equity raise. As the Company has indicated previously, the timing of the financing is expected to follow technical validation of the 24M manufacturing platform and sample cell performance characteristics at the CQP. In accordance with the updated timeline at the CQP, FREYR’s Giga America team has terminated the two-line project and has updated the development plan to pursue the larger project that was initially planned for the site on two parallel tracks. The Company is pursuing these paths to align the timing of multiple financing options including the U.S. Department of Energy (“DOE”) process and the project-level equity raise. Track 1 is based on the 24M SemiSolidTM platform, and Track 2 is based on conventional production line equipment.
•On November 6, 2023, FREYR announced that it will be holding an extraordinary general meeting (“EGM”) of shareholders on December 15, 2023 in connection with its previously announced process to redomicile from Luxembourg to the U.S. Proxy materials have been mailed out to the Company’s shareholders of record as of the October 25, 2023, record date. Pending a successful shareholder vote, closing of the planned redomicile to the U.S. is expected to be completed by December 31, 2023. FREYR’s board of directors believes that redomiciling to the U.S. will enhance FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby potentially delivering an uplift in fund flows to its shares.
•On October 4, 2023, FREYR published an operations update indicating that the teams at the CQP had successfully begun automatic electrode casting with solvent slurry. This technically complex step was an
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important milestone in the ongoing commissioning process at the CQP and a precursor to automated production of in-spec, customer-testable cells at the CQP.
•On September 6, 2023, FREYR published an operations update highlighting the successful start-up and operation of the cathode Multi-Carrier System (“MCS”) at the CQP. The MCS, which is a core part of the Casting and Unit Cell Assembly production line equipment, utilizes a conveyor belt and pallet configuration that is the front end of the automatic cathode casting process. The successful software-hardware calibration of the MCS was an important precursor to automated production of in-spec, customer-testable cells at the CQP.
•On September 5, 2023, FREYR announced that SAP SE (FSE: SAP; “SAP”), one of the world’s leading producers of software for the management of business processes, had joined FREYR’s Energy Transition Acceleration Coalition (“ETAC”) alongside Nidec Corporation (TSE: 6594), Glencore Plc (LN: GLEN), Caterpillar Inc. (NYSE: CAT), and Siemens AG (GY: SIE).
“FREYR is navigating a highly volatile environment in which time and optionality are valuable,” remarked Birger Steen, FREYR’s Chief Executive Officer. “Against this fluid industry, policy, and financing backdrop, we will prioritize financial strength, make dispassionate business decisions based on the evolving market dynamics, and allocate resources towards key priorities to maximize the value of our real options for our shareholders, customers, partners, and employees. We are excited about the path ahead, and the entire FREYR team is unified in our purpose to establish the Company as a global developer and scaler of clean battery solutions.”
“As stated previously, the speed at which FREYR has been maturing the SemiSolidTM production platform is impressive,” commented Laurent Demortier, President of Nidec’s Energy & Infrastructure Division. ”The extension of the CQP timeline to reach automated production is understandable given the complexity of the commissioning packages, and we are confident that the FREYR team will continue to make strides at the CQP by collaborating with their ecosystem of partners. Nidec remains committed to our long-term partnership with FREYR to develop integrated, fit-for-purpose Energy Storage Systems solutions through our Nidec Energy AS Joint Venture, and we continue to explore avenues to further strengthen our partnership.”

Business Update
•FREYR’s teams at the CQP continue to progress the commissioning of the Casting and Unit Cell Assembly equipment to enable automated production of in-spec, customer-testable battery cells in 2024. As of this morning, FREYR had completed the handovers of 337 of 388 discrete commissioning and testing packages. At the CQP Test Center, which is a comprehensive modularized test facility with 480 battery test-channels, lab facilities, and data collection systems, all 150 of the additional Test Center commissioning packages have been completed and 137 have been handed over to Operations.
•Following the announcement in June that FREYR entered into a Heads of Terms (“HoT”) agreement with Sunwoda Mobility Energy Technology Co., Ltd. (“Sunwoda”) to form a partnership with the intention to expand business in the western hemisphere based on Sunwoda’s conventional technology, FREYR continues to pursue its technology diversification strategy. Options under consideration with a conventional technology partner include a potential development track of Giga America based on conventional production line equipment.
•FREYR is executing a plan to enhance the Company’s competitive and financial positions in the dynamic prevailing industry, regulatory, and capital markets environments. The key tenets of this initiative are to protect the Company’s balance sheet and liquidity runway; continue to pursue non-dilutive growth capital through the targeted Giga America project equity raise, DOE Title XVII loan process, and ongoing grant applications; and to maximize the value of FREYR’s project development opportunities. In accordance with this plan, FREYR is implementing a cost rationalization program that is expected to reduce the Company’s total cash burn rate by 50% as compared to 2023, providing a projected liquidity runway of two plus years.
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Overview of Financial Results
•FREYR reported a net loss attributable to ordinary shareholders for the third quarter of 2023 of $(9.8) million, or $(0.07) per diluted share compared to net loss for the third quarter 2022 of $(93.9) million or $(0.80) per diluted share. The net loss in the third quarter of 2023 was primarily due to corporate overhead, spending to support FREYR's projects and business development activities, and research and development spending, partially offset by a non-cash gain on warrant liability fair value adjustment.
•As of September 30, 2023, FREYR had cash, cash equivalents, and restricted cash of $327.9 million, and no debt.
Business Outlook
FREYR is focused on advancing the following strategic mandates and milestones:
•Complete the commissioning packages of the Casting and Unit Cell Assembly production line equipment and producing in-spec, customer-testable batteries at the CQP.
•Complete the project-level equity raise for Giga America with strategic and prospective financial partners to start construction of the re-scoped project in 2024.
•Maintain the Company’s strong balance sheet and liquidity profile while making selected strategic investments to advance FREYR’s strategic development.
•Finalize the redomiciling process to the U.S. by year-end 2023. The redomiciling to the U.S. is expected to enhance FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby potentially delivering an uplift in fund flows to FREYR’s common equity.
•Maximize the value of FREYR’s real options, which include the formalization of a potential conventional technology partnership; the possible development of a cathode active materials production facility; and parallel development tracks for the Giga America project.
•Complete the current phase of construction at Giga Arctic with previously authorized capital expenditures to secure and protect the asset’s option value.
Presentation of Third Quarter 2023 Results
A presentation will be held today, November 9, 2023, at 8:30 am Eastern Standard Time (2:30 pm Central European Time) to discuss financial results for the third quarter 2023. The results and presentation material will be available for download at https://ir.freyrbattery.com.
To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.
Participant conference call dial-in numbers:
United States: 1 (646) 307-1963
United Kingdom: +44 20 3481 4247
Norway: +47 57 98 94 30
Denmark: +45 32 74 07 10
Spain: +34 910 489 958
Germany: +49 69 589964217
Sweden: +46 8 505 246 90

The participant passcode for the call is: 4087726
A webcast of the conference call will be broadcast simultaneously at https://app.webinar.net/ZpzL2e52jo0 on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

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A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx.

***

About FREYR Battery
FREYR Battery aims to provide industrial scale clean battery solutions to reduce global emissions. Listed on the New York Stock Exchange, FREYR’s mission is to produce clean battery cells to accelerate the decarbonization of energy and transportation systems globally. FREYR has commenced building the first of its planned factories in Mo i Rana, Norway and announced potential development of industrial scale battery cell production in the United States. To learn more about FREYR, please visit www.freyrbattery.com.
Investor contact:
Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 281-222-0161
Media contact:
Katrin Berntsen
Vice President, Communication
katrin.berntsen@freyrbattery.com
Tel: (+47) 920 54 570
Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical fact included in this press release, including, without limitation, FREYR Battery’s (“FREYR”) ability to achieve automated, in-spec, customer-testable battery production beyond 4Q 2023; the development, financing, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, Giga America, and other planned or future production facilities or Gigafactories; FREYR’s plan to prevent additional delays; any potential project equity raise for the development of Giga America; the competitiveness of the Norwegian battery cell production and any potential governmental incentives; any potential benefits of the U.S. Inflation Reduction Act; FREYR’s ability to navigate a highly volatile environment; the development of any potential conventional technology partnerships; FREYR’s ability to reduce spending, including in connection with Giga Arctic; any potential benefits of redomiciling to the U.S.; the giga-scalability of the 24M platform; and the implementation and effectiveness of FREYR’s overall business, technology, capital-raising, and liquidity strategies are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023, and October 31, 2023, (iii) FREYR’s Annual Report on Form 10-K filed with the SEC on February 27, 2023, and (iv) FREYR’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2023 and August 10, 2023 and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.

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FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, Twitter and LinkedIn, as means of communicating with the public and investors about FREYR, its progress, products, and other matters. While not all the information that FREYR posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
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FREYR BATTERY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$299,419	$443,063
Restricted cash	28,442	119,982
Prepaid assets	5,690	8,293
Other current assets	7,317	8,117
Total current assets	340,868	579,455

Property and equipment, net	349,388	210,777
Intangible assets, net	2,850	2,963
Long-term investments	22,475	—
Convertible note	—	19,954
Right-of-use asset under operating leases	23,233	14,538
Other long-term assets	14	11
Total assets	$738,828	$827,698

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,751	$6,765
Accrued liabilities and other	27,793	51,446
Share-based compensation liability	1,806	4,367
Total current liabilities	48,350	62,578

Warrant liability	10,540	33,849
Operating lease liability	18,353	11,144
Other long-term liabilities	27,145	—
Total liabilities	104,388	107,571

Commitments and contingencies

Shareholders’ equity:
Ordinary share capital, no par value, 245,000 ordinary shares authorized, and 139,854 and 139,705 ordinary shares issued and outstanding, respectively, as of both September 30, 2023 and December 31, 2022	139,854	139,854
Additional paid-in capital	783,234	772,602
Treasury stock	(1,041)	(1,041)
Accumulated other comprehensive (loss) income	(38,915)	9,094
Accumulated deficit	(250,847)	(203,054)
Total ordinary shareholders' equity	632,285	717,455

Non-controlling interests	2,155	2,672
Total equity	634,440	720,127

Total liabilities and equity	$738,828	$827,698
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FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Operating expenses:
General and administrative	$27,772	$25,124	$85,405	$77,888
Research and development	7,086	3,253	18,295	9,194
Share of net loss of equity method investee	153	668	208	1,131
Total operating expenses	35,011	29,045	103,908	88,213
Loss from operations	(35,011)	(29,045)	(103,908)	(88,213)

Other income (expense):
Warrant liability fair value adjustment	24,399	(70,292)	23,248	(45,588)
Convertible note fair value adjustment	—	(224)	1,074	267
Interest income, net	1,284	60	6,042	89
Foreign currency transaction (loss) gain	(3,213)	4,325	20,546	5,415
Other income, net	2,537	1,326	5,029	3,944
Total other income (expense)	25,007	(64,805)	55,939	(35,873)
Loss before income taxes	(10,004)	(93,850)	(47,969)	(124,086)
Income tax expense	—	—	(341)	—
Net loss	(10,004)	(93,850)	(48,310)	(124,086)
Net loss attributable to non-controlling interests	219	—	517	—
Net loss attributable to ordinary shareholders	$(9,785)	$(93,850)	$(47,793)	$(124,086)

Weighted average ordinary shares outstanding - basic and diluted	139,705	116,704	139,705	116,795
Net loss attributable to ordinary shareholders per share - basic and diluted	$(0.07)	$(0.80)	$(0.34)	$(1.06)

Other comprehensive income (loss):
Net loss	$(10,004)	$(93,850)	$(48,310)	$(124,086)
Foreign currency translation adjustments	6,134	(9,089)	(48,009)	(16,547)
Total comprehensive loss	$(3,870)	$(102,939)	$(96,319)	$(140,633)
Comprehensive loss attributable to non-controlling interests	219	—	517	—
Comprehensive loss attributable to ordinary shareholders	$(3,651)	$(102,939)	$(95,802)	$(140,633)

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FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(48,310)	$(124,086)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	7,859	9,280
Depreciation and amortization	1,922	298
Reduction in the carrying amount of right-of-use assets	1,005	1,096
Warrant liability fair value adjustment	(23,248)	45,588
Convertible note fair value adjustment	(1,074)	(267)
Share of net loss of equity method investee	208	1,131
Foreign currency transaction net unrealized gain	(19,346)	(4,864)
Other	145	—
Changes in assets and liabilities:
Prepaid assets and other current assets	1,672	(7,059)
Accounts payable, accrued liabilities and other	28,401	6,692
Operating lease liability	(3,212)	(802)
Net cash used in operating activities	(53,978)	(72,993)

Cash flows from investing activities:
Proceeds from property related grants	3,500	10,461
Purchases of property and equipment	(168,811)	(77,687)
Investments in equity method investee	(1,655)	(3,000)
Purchases of other long-term assets	(1,000)	—
Net cash used in investing activities	(167,966)	(70,226)

Cash flows from financing activities:
Repurchase of treasury shares	—	(1,052)
Net cash used in financing activities	—	(1,052)

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(13,240)	(2,765)
Net decrease in cash, cash equivalents, and restricted cash	(235,184)	(147,036)
Cash, cash equivalents, and restricted cash at beginning of period	563,045	565,627
Cash, cash equivalents, and restricted cash at end of period	$327,861	$418,591

Significant non-cash investing and financing activities:
Accrued purchases of property and equipment	$11,187	$18,514

Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$299,419	$416,431
Restricted cash	28,442	2,160
Cash, cash equivalents, and restricted cash	$327,861	$418,591
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